UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2020

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)      On November 30, 2020, the Board of Directors of H.B. Fuller Company (the “Company”) elected Teresa J. Rasmussen to serve as a Class III director of the Company, effective November 20, 2020, for an initial term expiring at the Company’s 2023 annual meeting of shareholders. Ms. Rasmussen will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Ms. Rasmussen was named president and chief executive officer of Thrivent Financial for Lutherans, Inc. in 2018, after serving as president of Thrivent’s core business for the prior three years. She joined the organization in 2005 as senior vice president, general counsel and secretary. Over the course of her career, Ms. Rasmussen has served in a variety of executive roles, including vice president, chief legal officer and senior lawyer with American Express as well as attorney for Northeast Securities Corporation, Oppenheimer Wolff & Donnelly LLP, and the U.S. Department of Justice.

Ms. Rasmussen serves on the board of Thrivent Financial for Lutherans, Inc.

Also on November 30, 2020, the Board of Directors of the Company elected Michael J. Happe to serve as a Class II director of the Company, effective January 20, 2021, for an initial term expiring at the Company’s 2022 annual meeting of shareholders. Mr. Happe will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Mr. Happe was named president and chief executive officer of Winnebago Industries, Inc. in 2016, where he is driving the company’s overall vision and strategic direction. Prior to joining Winnebago, Mr. Happe served as executive officer and group vice president at The Toro Company. During his 19 years at Toro, he held a series of senior leadership positions across a variety of domestic and international businesses.

Mr. Happe serves on the board of Winnebago Industries, Inc.

Consistent with the current director compensation program described in our 2020 Proxy Statement, for service as a director of the Company, Ms. Rasmussen and Mr. Happe and will each receive an annual cash retainer of $90,000, pro-rated for Ms. Rasmussen’s time of service on the Board of Directors during 2020, and each will receive an initial grant of 1,300 shares of restricted stock units of the Company.

Other than as described herein, there are no arrangements or understandings between Ms. Rasmussen or Mr. Happe and any other persons pursuant to which Ms. Rasmussen and Mr. Happe were selected as directors of the Company. The Board of Directors has considered customer-supplier transactions between the Company and Thrivent Financial for Lutherans, Inc. and the Company and Winnebago Industries, Inc. and has determined that Ms. Rasmussen and Mr. Happe have no direct or indirect material interest in the transactions. A copy of the press release that discussed Ms. Rasmussen’s and Mr. Happe’s elections to the Board is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

This expands the number of directors of the Company to eleven (11), ten of whom are independent.

Item 9.01.        Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press Release, dated November 30, 2020, issued by H.B. Fuller Company
104      Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2020

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

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